Exhibit 99.2

    Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

                     CERTIFICATE OF CHIEF FINANCIAL OFFICER

     This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

     The undersigned, who is the Chief Financial Officer of Cox Technologies, Inc. ("Company") hereby certifies as follows:

     The Quarterly Report of Form 10-Q of the Company ("Report"), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Date: 12-20-02                          /s/ Jack G. Mason
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                                        Jack G. Mason
                                        Chief Financial Officer and Secretary